Exhibit 24






                    CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the SBC
Communications Inc. 1995 Management Stock Option Plan and to the incorporation by reference therein of our reports dated February 10, 1995, with respect to the consolidated financial statements of SBC Communications Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, and the related financial statement schedules included therein filed with the Securities and Exchange Commission.




                                ERNST & YOUNG LLP

San Antonio, Texas
August 4, 1995